EXHIBIT 10.3
AMENDMENT NO. 1 TO LONGENECKER EMPLOYMENT AGREEMENT
This Amendment No. 1 (this “Amendment”) to that certain Employment Agreement dated August 9, 2024 (the “Agreement”) is entered into as of May 10, 2026 (the “Amendment Effective Date”) by and between Energy Fuels Resources (USA) Inc. and Energy Fuels Inc. (collectively, the “Company”) and Nathan Longenecker (the “Employee”).
Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.
1. Purpose of Amendment
Employee and Company entered into the Agreement on August 9, 2024 in conjunction with Employee’s employment as the Company’s Senior Vice President and General Counsel. By letter dated May 13, 2026, the Company offered Employee a promotion to the role of Chief Legal Officer and EVP, Global Government Relations, which was accepted by Employee on May 15, 2026 (the “Offer Letter”).
Employee and Company desire to enter into this Amendment to reflect Employee’s promotion and to revise certain terms of his employment, including title, reporting structure, and compensation, consistent with the Offer Letter.
Except as expressly modified herein, the Agreement remains in full force and effect.
2. Title and Duties
Employee’s title is amended to “Chief Legal Officer & Executive Vice President, Global Government Relations.” All references in the Agreement to “Senior Vice President and General Counsel” shall be deemed replaced with the foregoing title.
Employee shall report directly to the President & Chief Executive Officer.
Exhibit A (Job Description) to the Agreement is replaced with the Revised Job Description attached hereto as Attachment A, which is incorporated into this Amendment by reference.
3. Base Salary
The first sentence of Section 2.1(a) of the Agreement is hereby amended and restated as follows:
A base salary (“Base Salary”) of $448,305 per annum, less applicable withholdings, which shall be paid in accordance with the Company’s standard payroll practices.
All other provisions set forth in Section 2.1(a) remain unchanged.
4. Annual Cash Bonus (STIP)
The first sentence of Section 2.1(b) of the Agreement is hereby amended and restated as follows:
A cash bonus opportunity (the “Cash Bonus”) during each calendar year with a target (the “Target Cash Bonus”) equal to seventy percent (70%) (the “Target Cash Bonus Percentage”) for the year in which the Cash Bonus is paid, such cash bonus to be paid in accordance with the Company’s existing Short Term Incentive Plan, as such plan may be amended of replaced from time to time, or the equivalent (the “STIP”).

EXHIBIT 10.3
All other provisions set forth in Section 2.1(b) remain unchanged.
5. Equity Compensation (LTIP)
The first sentence of Section 2.1(c) of the Agreement is hereby amended and restated as follows:
An equity award opportunity (the “Equity Award”) during each calendar year with a target value (the “Target Equity Award”) equal to one hundred percent (100%) (the “Target Equity Award Percentage”) of Employee’s Base Salary for the year in which the award is granted, such equity award to be awarded in accordance with the Company’s existing Long Term Incentive Plan, as such plan may be amended or replaced from time to time, or the equivalent (the “LTIP”).
All other provisions set forth in Section 2.1(c) remain unchanged.
6. Benefits
Except as expressly set forth herein, Employee’s existing Company benefits (whether or not provided for in the Agreement) remain unchanged.
7. No Other Changes
Except as expressly amended by this Amendment, all terms and conditions of the Agreement (including, without limitation, provisions relating to term, termination, severance, Change of Control, restrictive covenants, and dispute resolution) remain unchanged and in full force and effect.
8. Entire Agreement; Conflicts
This Amendment and the Agreement together constitute the entire agreement of the parties with respect to the subject matter hereof. In the event of a conflict between this Amendment and the Agreement, this Amendment shall control.
9. Counterparts
This Amendment may be executed in counterparts and by electronic signature, each of which shall be deemed an original.

[Remainder of Page Intentionally Left Blank]

EXHIBIT 10.3
IN WITNESS WHEREOF, the parties have executed this Amendment as of the Amendment Effective Date.

ENERGY FUELS INC.

By:	/s/ Ross R. Bhappu
Name:	Ross R. Bhappu
Title:	President & CEO

ENERGY FUELS RESOURCES (USA) INC.

By:	/s/ Ross R. Bhappu
Name:	Ross R. Bhappu
Title:	President & CEO

EMPLOYEE

/s/ Nathan M. Longenecker
Name:	Nathan M. Longenecker

EXHIBIT 10.3
ATTACHMENT A
REVISED JOB DESCRIPTION
Chief Legal Officer & Executive Vice President, Global Government Relations
The Chief Legal Officer & Executive Vice President, Global Government Relations (“CLO/EVP”) is the Company’s senior legal and government relations executive, responsible for overall leadership of legal, compliance, and government relations functions globally. The CLO/EVP serves as a key member of the executive leadership team and provides strategic counsel to the Chief Executive Officer, Board of Directors, and senior management.
The CLO/EVP reports directly to the President & Chief Executive Officer.
Core Responsibilities
1.Legal Leadership & Corporate Governance
•Serve as the principal legal advisor to the Company, the CEO, and the Board of Directors.
•Oversee all legal matters, including corporate, securities, finance, M&A, litigation, and commercial transactions.
•Lead all public company compliance, including disclosures, securities law compliance, and stock exchange requirements.
•Manage and oversee Company’s Corporate Secretary.
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2. Strategic Transactions & Capital Markets
•Lead and oversee all mergers, acquisitions, joint ventures, and strategic investments.
•Advise on structuring, execution, risk allocation, and integration of transactions.
•Support financing activities, including equity offerings, debt financings, and strategic partnerships.

3. Regulatory, Permitting & Environmental
•Provide strategic oversight of regulatory compliance across all jurisdictions of operation.
•Advise on permitting strategy and regulatory engagement in coordination with operations and technical teams.
•Advise on environmental, licensing, and compliance matters affecting Company assets and growth initiatives.

4. Global Government Relations
•Lead the Company’s global government relations strategy, including engagement with federal, state and international government stakeholders.
•Oversee interactions with key regulatory agencies, policymakers, and industry bodies.
•Support advocacy efforts relating to critical minerals, energy policy, trade, and international investment.

5. Litigation & Dispute Resolution
•Oversee all litigation, arbitration, and regulatory enforcement matters.

EXHIBIT 10.3
•Set litigation strategy, manage external counsel, and control legal spend.
•Advise senior leadership on material disputes and risk exposure.

6. Leadership & Organization
•Lead and develop the Company’s legal, compliance, and government relations teams.
•Manage external advisors, including law firms, consultants, and government relations firms.
•Establish organizational structures, processes, and governance to support global operations.

7. Executive Leadership
•Serve as a member of the executive leadership team and contribute to Company-wide strategy and decision-making.
•Provide strategic input on business initiatives, capital allocation, and long-term growth.
•Support stakeholder engagement, including investors, partners, and governmental entities.

Key Accountabilities
•Effective legal risk management and protection of Company interests.
•Successful execution of strategic transactions and regulatory initiatives.
•Strong government and regulatory relationships supporting Company objectives.
•High-functioning legal and compliance organization aligned with business priorities.

Performance is to be based on Performance Goals set under the Company’s STIP and LTIP, which will be evaluated once per year.